Exhibit 99.2

Avid Bioservices, Inc. Announces Pricing of $125 Million Offering of Exchangeable Senior Notes

March 10, 2021

TUSTIN, Calif. , March 10, 2021 (GLOBE NEWSWIRE) –Avid Bioservices, Inc. (NASDAQ:CDMO) (NASDAQ:CDMOP) (the “company”), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced that its wholly-owned subsidiary,Avid SPV, LLC (the “Issuer”), has priced its sale of$125 million aggregate principal amount of exchangeable senior notes due 2026 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the notes are scheduled to settle on March 12, 2021 , subject to customary closing conditions. The Issuer also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $18.75 million aggregate principal amount of the notes.

The notes will be senior, unsecured obligations of the Issuer, will be fully and unconditionally guaranteed by the company on a senior, unsecured basis, and will accrue interest at a rate of 1.250% per annum payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021. The notes will mature on March 15, 2026 , unless earlier repurchased, redeemed or exchanged. Before September 15, 2025 , noteholders will have the right to exchange their notes only upon the occurrence of certain events. From and after September 15, 2025 , noteholders may exchange their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date of the notes. The notes will be settled in cash, shares of the company’s common stock or a combination of cash and shares of the company’s common stock, at the Issuer’s election.

The initial exchange rate is 47.1403 shares of the company’s common stock per $1,000 principal amount of notes (which represents an initial exchange price of approximately $21.21 per share of the company’s common stock). The initial exchange price represents a premium of approximately 32.5% over the last reported sale price of $16.01 per share of the company’s common stock on March 9, 2021 . The exchange rate and exchange price of the notes will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part, for cash at the Issuer’s option at any time, and from time to time, on or after March 20, 2024 if the last reported sale price of the company’s common stock has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then noteholders may require the Issuer to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

1

The net proceeds from the offering are estimated to be approximately $120.6 million (or approximately $138.7 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Issuer expects to make an intercompany loan to the company of all of the net proceeds from this offering. The company intends to use approximately $11.2 million of such loan to pay the cost of the capped call transactions described below, and to use up to approximately $41.3 million of such loan to redeem all of the company’s outstanding 10.50% Series E Convertible Preferred Stock (assuming such redemption occurs on April 10, 2021, all such shares remain outstanding through such date and none of such shares are converted into the company’s common stock prior to such redemption). The company intends to use the remaining net proceeds for working capital and other general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, the Issuer expects to make an intercompany loan to the company of all of the net proceeds from the sale of additional notes, which the company intends to use to pay the cost of additional capped call transactions and for working capital and other general corporate purposes. The company may also use a portion of such loans for the acquisition of, or investment in, technologies, solutions or businesses that complement the company’s business, although it has no commitments to enter into any such acquisitions or investments at this time.

In connection with the pricing of the notes, the company entered into privately negotiated capped call transactions with the initial purchasers or their affiliates (the “option counterparties”). The capped call transactions cover, subject to customary adjustments, the number of shares of the company’s common stock that initially underlie the notes. The capped call transactions are expected to reduce or offset the potential dilution of the company’s common stock as a result of any exchange of the notes and/or offset any potential cash payments the Issuer is required to make in excess of the principal amount of exchanged notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, the company expects to enter into additional capped call transactions with the option counterparties. The cap price of the capped call transactions will initially be approximately $28.02 per share of the company’s common stock, which represents a premium of approximately 75.0% over the last reported sale price of the company’s common stock of $16.01 per share on March 9, 2021 , and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates may purchase shares of the company’s common stock and/or enter into various derivative transactions with respect to the company’s common stock concurrently with, or shortly after, the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of the company’s common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the company’s common stock and/or purchasing or selling the company’s common stock or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the notes). This activity could also cause or avoid an increase or decrease in the market price of the company’s common stock or the notes, which could affect the ability of noteholders to exchange the notes, and, to the extent the activity occurs during any observation period related to an exchange of notes, it could affect the number of shares of the company’s common stock and value of the consideration that holders of the notes will receive upon exchange of the notes.

Neither the notes, nor any shares of the company’s common stock potentially issuable upon exchange of the notes, have been, nor will be, registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

About Avid Bioservices, Inc.

Avid Bioservices, Inc. is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biopharmaceutical drug substances derived from mammalian cell culture. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 28 years of experience producing monoclonal antibodies and recombinant proteins, the company’s services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs, the company provides a variety of process development activities, including upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of the company’s services ranges from standalone process development projects to full development and manufacturing programs through commercialization.

2

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the company’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the proposed transaction, the intended use of the net proceeds from the transaction and the timing of settlement of the transaction, and involve risks and uncertainties. The company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the company’s reports filed with the Securities and Exchange Commission including, but not limited to, the company’s annual report on Form 10-K for the fiscal year ended April 30, 2020 and subsequent quarterly reports on Form 10-Q, as well as any updates to these risk factors filed from time to time in the company’s other filings with the Securities and Exchange Commission. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release, and the company disclaims any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

Contacts:

Stephanie Diaz (Investors)
Vida Strategic Partners

415-675-7401

sdiaz@vidasp.com

Tim Brons (Media)

Vida Strategic Partners

415-675-7402

tbrons@vidasp.com

Source: Avid Bioservices, Inc.

3